Exhibit 10.6

                     INTERCORPORATE SERVICES AGREEMENT

      This INTERCORPORATE SERVICES AGREEMENT (the "Agreement"), effective as of January 1, 2000, amends and supersedes that certain Intercorporate Services Agreement effective as of January 1, 1999 between NL INDUSTRIES, INC., a New Jersey corporation ("NL"), and COMPX INTERNATIONAL INC., a Delaware corporation ("CompX").

                                   Recitals

      A. NL provides CompX (i) certain occupancy and related office services (the "Occupancy and Related Office Services"), which services include, without limitation, office space that CompX's personnel currently occupy at NL's corporate offices at Two Greenspoint Plaza, 16825 Northchase Drive, Suite 1200, Houston, Texas and mail, telecommunication, copying and other reasonable office services related to such occupancy and (ii) certain insurance, risk management, loss control, computer support, and internal audit services as set forth in this Agreement.

      B. The terms of this Agreement are no less favorable to CompX than could otherwise be obtained from a third party for comparable services.

      C. CompX desires to continue receiving the services presently provided by NL and affiliates of NL and NL is willing to continue to provide such services under the terms of this Agreement.

                                  Agreement

      For and in consideration of the mutual premises, representations and covenants herein contained, the parties hereto mutually agree as follows:

      Section 1. Services Provided. NL agrees to make available to CompX the following services (the "Services") to be rendered by the internal staff of NL and affiliates of NL:

      (a) the Occupancy and Related  Office  Services (as outlined in Attachment
          1);

      (b) certain administration and management services with respect to CompX's insurance and risk management needs, including:

                  (i)   management  of  claims  (including   insured  and  self-
                        insured workers compensation and liability claims);

                  (ii)  budgeting and related activities;

                  (iii) coordination of property loss control program; and

                  (iv) administration of CompX's insurance program, excluding all employee benefit and welfare related programs;





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      (c) consultation and assistance in performing internal audit projects,  as requested;

      (d) computer related support services;

      (e) such other services as may be requested by CompX or deemed necessary and proper from time to time; and

      (f) use of corporate aircraft.

      Section 2. Miscellaneous Services. It is the intent of the parties hereto that NL provide only the Services requested by CompX in connection with routine administrative functions related to the ongoing operations of CompX and not with respect to special projects, including corporate investments, acquisitions and divestitures. The parties hereto contemplate that the Services rendered in connection with the conduct of CompX's business will be on a scale comparable to that existing on the effective date of this Agreement, and that adjustments may be required to the terms of this Agreement in the event of special projects, including corporate investments, acquisitions and divestitures. CompX will continue to bear all other costs required for outside services, and it is expressly understood that NL assumes no liability for any expenses or services other than those stated in Section 1.

      Section 3. Fee for Services. During the Term (as defined below) of the Agreement, CompX shall pay to NL an annual fee of $132,800 for the Services described in subsections 1(a), 1(b), and 1(e) above payable in quarterly installments of $33,200 plus all out-of-pocket expenses incurred in connection with the performance of such Services described in subsections 1(b) and 1(e). CompX will pay to NL within thirty (30) days after receipt of an invoice (such invoices to occur no more frequently than once per month) an amount equal to the product of $500 multiplied by the number of days devoted by NL's internal auditors to providing Services described in subsection 1(c) above times the number of internal auditors providing such Services plus all out-of- pocket expenses incurred in their performance of such Services. CompX will pay to NL within thirty (30) days after receipt of an invoice, an amount equal to the product of $50 multiplied by the number of hours devoted by NL's information systems personnel providing such Services described in subsection 1(d) plus all out-of-pocket expenses incurred in the performance of such Services. Regarding Services described in subsection 1(f), CompX will pay to NL within thirty (30) days after receipt of an invoice an amount equal to CompX's share of NL's corporate aircraft expenses which includes CompX's share of the monthly management fee (computed on a per hour basis) and actual flight hour costs at a rate of $1,767 per hour (subject to annual escalation) plus fuel variable charges, segment fees and excise taxes. Notwithstanding the foregoing, in the event that CompX determines, in its sole discretion, that it no longer desires certain of the Services or NL determines, in its sole discretion, that it no longer desires to provide certain of the Services, then CompX or NL, as appropriate, shall provide the other party with a thirty (30) day prior written notice of cancellation describing the Services to be terminated or discontinued and CompX and NL during such thirty-day period shall agree to a pro-rata reduction of the fees due hereunder for such terminated or discontinued Services.



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      Section 4. Original  Term.  Subject to the provisions of Section 5 hereof, the original term of this Agreement shall be from January 1, 2000 to December 31, 2000.

      Section 5. Extensions. This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification is given by NL or CompX thirty (30) days in advance of the first day of each successive quarter or unless it is superseded by a subsequent written agreement of the parties hereto.

      Section 6. Limitation of Liability. In providing its Services hereunder, NL shall have a duty to act, and to cause its agents to act, in a reasonably prudent manner, but neither NL nor any officer, director, employee or agent of NL or its affiliates shall be liable to CompX for any error of judgment or mistake of law or for any loss incurred by CompX in connection with the matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of NL.

      Section 7. Indemnification of NL by CompX. CompX shall indemnify and hold harmless NL, its affiliates and their respective officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and other expenses of litigation) to which NL or any such person may become subject to arising out of the Services provided by NL to CompX hereunder, provided that such indemnity shall not protect any person against any liability to which such person would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence on the part of such person.

      Section 8. Further Assurances. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

      Section 9. Notices. All communications hereunder shall be in writing and shall be addressed to:

            If to NL:         NL Industries, Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060
                              Attention: General Counsel

            If to COMPX:      CompX International Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060
                              Attention: Chairman of the Board

or such other address as the parties shall have specified in writing.



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      Section 10.  Amendment and  Modification.  Neither this  Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto.

      Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of NL and CompX and their respective successors and assigns, except that neither party may assign its rights under this Agreement without the prior written consent of the other party.

      Section 12. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Texas.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                        NL INDUSTRIES, INC.




                                        By: /s/ Robert D. Hardy
                                        Robert D. Hardy
                                        Vice President



                                        COMPX INTERNATIONAL INC.




                                        By: /s/ John A. Miller
                                        John A. Miller
                                        Vice President




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                               Attachment No. 1








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